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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 1998, on the consolidated financial statements and supporting schedule of GTE California Incorporated and subsidiary included in this Form 10-K, into the Registration Statements previously filed on Form S-3 (File Nos. 333-46677 and 333-01001).




                                                             ARTHUR ANDERSEN LLP

Dallas, Texas
March 27, 1998